UNITED STATES

SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

FORM S-1A

Amendment no. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATENTS PROFESSIONAL, INC. (Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

6794

(Primary Standard Industrial Classification Code Number)

26-3895737

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

775 321-8206

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

WAGNER MASSAO YOMOGUITA

President

PATENTS PROFESSIONAL, INC.

112 North Curry Street

Carson City, Nevada 89703

775 321-8206

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.03	$120,000	$6.70

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PATENTS PROFESSIONAL, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Patents Professional, Inc.  (“Patents Professional”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.03 for the duration of the offering. The offering will be open for 90 days after this registration statement becomes effective unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Patents Professional will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is March 22, 2011.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Patents Professional, Inc.

Patents Professional, Inc. (“Patents Professional, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on December 17, 2008 and established a fiscal year end of December 31. We are a development-stage Company formed in order to enter into the international market for patent consulting and technology transfer services.

The Company business model is to assist small business and entrepreneurs that have developed patentable novel products or services but does not have the financial resources to fund their own patent application. The Company will take an equity position in the product and pay for the patent application on behalf of the inventor. The patents will be applied listing both the inventor and the Company as co-patent holders. The estimated cost of a US patent application is between $20,000 and $30,000 US. The Company does not intend to market any of the products it accepts for patent application, once a patent pending has been issued it is the company’s intent to sell the patent application to an individual or Company who already operates within the same industry. The Company will negotiate with each inventor on the Company’s equity share but the Company’s standard offer will be 50% ownership in the invention.  The Company will use the Internet to markets services as well and attend some tradeshows that specific to inventors and entrepreneurs such as INPEX the largest such trade show in the United States.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

As of December 31, 2010, the end of the most recent fiscal quarter, Patents Professional had raised $9,500 through the sale of its common stock. There was $449 of cash on hand in the corporate bank account. The Company had liabilities of $31,736, represented by the remaining founder’s shares subscription receivable. In addition, the Company estimates incurring costs associated with this offering totaling approximately $7,000. As of the filing of this prospectus the Company has generated no revenues and has limited business operations.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is 775 321-8206 and our fax number is 775 562-4736. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

Summary of the Offering by the Company

Patents Professional has 9,500,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Patents Professional will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.03.
Number of shares outstanding before the offering of common shares.	9,500,000 common shares are currently issued and outstanding.
Number of shares outstandingafter the offering of common shares.	13,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.03.

Patents Professional may not be able to meet the requirement for a quotation of its common stock. Further, even if Patents Professional’s common stock is quoted , a market for the common shares may not develop.

Use of proceeds

Patents Professional will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $120,000. The company intends to use the proceeds from this offering for Trade Show attendance within 60 days after the termination of  this registration statement, the cost of this is estimated at $39,000 (distributed in $12,000 at filing patent applications and commission sales staff and $27,000 at identify and enter licensing agreements with institutional customers; the commission sale staff described herein shall perform all aspects pertaining to the filing of possible clients’ patent applications and to identify institutional customers who are seeking our patented technologies and enter licensing agreements with them, when attending Trade Shows); legal proceeds expenses estimated at $10,000, costs associated with being a public company estimated at $5,000, hire an independent consultant to develop our web site estimated at $8,000, hire a commission sales group to begin the sales and marketing of our technology licenses estimated at $35,000; marketing expenses estimated at $10,000,  administrative expenses estimated at $6,000.

The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at 7,000 are being paid for by Patents Professional.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Patents Professional may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Patents Professional has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31, 2010
Total Assets	$449
Total Liabilities	($31,736)
Shareholder’s Equity	($31,287)
Operating Data	December 17, 2008 through December 31, 2010
Revenue	$0.00
Net Loss	($40,787)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Patents Professional has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Patents Professional should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

(1)  THERE IS SUBSTANTIAL DOUBT ABOUT PATENT PROS’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our December 31, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise at least $30,000 from our offering we may be unable to implement or complete our planned patent development and acquisition programs and may be required to suspend or cease business operations within 12 months of the effective date of this prospectus. Since there is no minimum or refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. Further, if we cannot raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. See “December 31, 2010 Audited Financial Statements - Auditors Report.”

Patents Professional has incurred an accumulative net loss of ($40,787) for the period from inception to December 31, 2010 and to date we have had no revenue. Our ability to maintain our corporate existence and business operations is entirely dependent upon the success of this offering and our ability to obtain additional financing in the future is based upon our ability to achieve profitable operations. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

The Company currently requires approximately $2,000 dollars per quarter to pursue its goal of being listed on the Over the Counter Bulletin Board Market.  The Company over the next 12 months to begin implementing its business plan will require a minimum of $7,500 per quarter. These minimal funds will allow the company to visit some trade shows, print some marketing material, and develop a web presence.

Risks Related To Our Financial Condition

(2)  IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our business plans call for significant expenses in connection with the acquisition of our product line, the source and implementation of our planned e-commerce sales systems and marketing program. As of December 31, 2010, we had cash in the amount of $449. Our current operating funds are not adequate for corporate existence over the next twelve months and they will not cover the costs of identifying and qualifying clients and developing and filling their patent applications. As we currently do not have any operations and since our inception we have generated no income, our ability to initiate or complete our proposed plan of operations is dependent on the success of this public offering. Further, our ability to find royalty paying customers to purchase any patents that we may successfully acquire the rights to over the period of time covered by this prospectus is entirely dependent upon our success in obtaining additional financing in the future.

Further, there will be no revenue once our initial patent development and acquisition programs are complete. There will be an opportunity for revenue only if we are acquiring an interest in the patents to commercially desirable inventions.

Currently, management cannot provide investors with an accurate estimate of the additional proceeds required to achieve profitable sales of the patents that we plan to develop during the period of time covered by this prospectus. Investors should be aware even if our patent development and acquisition programs are successful, it may be cost prohibitive to manufacture or market the products or inventions covered by our patents, which would result in the total loss of any investment made in the company.

We currently do not have any arrangements for additional financing and can provide investors no assurance that we will be able to obtain future financing when required. Obtaining additional financing would be subject to a number of factors, including the market demand and prices for household appliances, customer and investor acceptance of the products covered by our future patents and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. See "Description of Business."

(3)  SINCE WE ANTICIPATE THAT OUR OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING ANY REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses without realizing any revenues from its operations. Within the next 12 months, these increases in expenses will include the costs of (i) hiring a third party patent consultant to develop all aspects pertaining to the trade show attendance estimated to cost $39,000 (it includes $12,000 at filing patent applications and commission sales staff and $27,000 to identify and enter licensing agreements with institutional customers) (ii) hiring an independent consultant to develop our web site (estimated to cost $8,000), (iii) hiring a commission sales group to begin the sales and marketing of our technology licenses (at a total estimated cost $35,000), (iv) marketing expenses (estimated at $10,000), (v) paying for legal expenses and costs associated with being public (estimated at $5,000), (vi) legal proceeds expenses (estimated to cost $10,000), (vii) administrative expenses (estimated at $6,000) and (viii) offering expenses (estimated at $7,000). As the development of our planned portfolio of patents will not generate any revenue, it is anticipated that over the next 12 months the company’s only form of revenue will be from the sale of the securities registered herein.

Identifying and qualifying our first clients, negotiating royalty sharing agreements with them and developing and filing their patent applications will incur significant losses into the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will compete successfully with established patent consulting or law firms for clients, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

Even if our acquisition program is successful in developing and acquiring the rights to a portfolio of patents covering commercially desirable products, the company may not be able to successfully market its patents and may not be able to generate any revenue. We therefore expect to incur significant losses into the foreseeable future and may never achieve profitability.

We recognize that if we are unable to generate significant revenues from the sale of the rights to our planned patents, we will not be able to continue operations. We cannot provide any assurance that the inventions and products covered by our planned portfolio of patents will be competitive with other products or products similar that may enter the market in the future. Thus, we may never receive enough revenue to make our business profitable. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

Risks Related To Our Business Model

(4)  SINCE WE HAVE NOT COMMENCED BUSINESS OPERATIONS AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Patents Professional is a development stage company and has not begun to source our planned product line. We were incorporated on December 17, 2008 and to date have been involved primarily in organizational activities and market research. Thus we have no operating history upon which to evaluate the likelihood that we will be able to operate the business successfully.

As of the date of this prospectus we have not earned any revenues. We cannot guarantee we will be successful in generating revenue in the future or in raising sufficient funds through the sale of shares to pay for our expenses. Failure to generate revenue or raise sufficient funds will cause us to go out of business, which will result in the complete loss of your investment.

(5)  THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH COULD RESULT IN THE LOSS OF AN INVESTOR’S ENTIRE INVESTMENT.

Although the company intends to pursue a strategy of aggressively marketing its products, implementation of this strategy will depend in large part on its ability to (i) identify and qualify a base of inventors with patentable, commercially viable inventions or products, (ii) establish a significant customer base among product manufacturers  and maintain favorable relationships with those customers, (iii) obtain adequate financing on favorable terms to fund its business, (iv) maintain appropriate procedures, policies, and systems, (v) retain skilled patent consultants and (vi) continue to operate in the patent consulting industry within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

(6)  SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE EITHER IN THE PATENT CONSULTING OR TECHNOLOGY TRANSFER  INDUSTRIES AND LACKS FORMAL TRAINING SPECIFIC TO OPERATING A BUSINESS IN EITHR INDUSTRY, WE MAY BE UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS STRATEGY.

Our management has no direct experience in the drafting, filing, defense or prosecution of patent applications or the licensing of technology. He has not operated a patent consulting or technology transfer business before and lacks formal training in these areas. As a result, our management may not be fully aware of many of the specific requirements on operating a patent consulting and technology transfer business. Management’s decisions and choices may not account for the strategies which are commonly deployed by patent consulting and technology transfer firms. Our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

(7)  SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY PROVIDES HIS SERVICES ON A PART-TIME BASIS, OUR BUSINESS COULD FAIL IF HE IS UNABLE OR UNWILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS.

Mr. Yomoguita, our sole officer and director, has other outside business activities. Since we are in the early stages of our business, Mr. Yomoguita devotes only approximately 5-7 hours per week to managing our affairs. However, our operations may be sporadic and occur at times which are not convenient to Mr. Yomoguita, which may result in periodic interruptions or suspensions of our business plan.

Mr. Yomoguita believes that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the company’s business. If the demands of the company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company’s business. However, he may be unable to devote sufficient time to the management of the company’s business, which could result in periodic interruptions in the implementation of the company’s plans. Such delays could have a significant negative effect on the success of our business.

(8)  OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES. THEREFORE  IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGMENTS AGAINT HIM IN THE UNITED STATES.

Mr. Yomoguita, our sole officer and director, is currently living in Brazil and has other outside business activities in this country. Since we are in the early stages of our business, Mr. Yomoguita devotes only approximately 5-7 hours per week to managing our affairs.

In the event that any shareholder action was launched including a suit or judgment or other legal matters there is no assurance that Mr. Yomoguita will be able to appear within the jurisdiction. Additionally it may be difficult to enforce any judgments against him if he is residing in Brazil.

The company will be entering into agreements with companies and individuals to file patents and their behalf and receive equity in the invention, these agreements and equity will comprise of the majority assets of the company and will be located in the United States.

 (9)

THE COMPANY IS DEPENDANT UPON THIRD-PARTY PROVIDERS TO PERFORM CERTAIN OF ITS ESSENTIAL SERVICES.

The company will rely upon third party independent consultants and contractors to perform certain critical tasks pertaining to the development of our planned clients’ patent applications. These include the original drafting, translation, filing, prosecution, administrative re-examination and review, court proceedings, advocacy, opinion work and prior art searches. Our failure to find and retain qualified consultants to develop and maintain our computer systems could result in interruptions in our operations and loss of royalty revenue.

One or more of such factors could have a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons. Their inability to provide these services could have a material adverse effect upon the results of our operations and financial condition.

One or more of such factors could have a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition.

(10)  THE COMPANY’S INABILITY TO IDENTIFY QUALIFIED CLIENTS MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Our prospects depend upon our being able to identify inventors with viable products that are willing to sign royalty sharing agreements with us in exchange for financing and filing their patent applications. If we are unable to find such qualified clients, we will go out of business and investors will lose the entire amount of their investment in the company.

(11)  OUR SUCCESS WILL DEPEND UPON OUR ABILITY TO ATTAIN AND MAINTAIN RELATIONSHIPS WITH INVENTORS TO GAIN ACCESS TO NEW TECHNOLOGIES AND INVENTIONS. IF WE FAIL TO ATAIN AND MAINTAIN SUCH RELATIONSHIPS OR TO DEVELOP NEW RELATIONSHIPS, WE MAY REDUCE THE NUMBER OF TECHNOLOGIES AND INVENTIONS AVAILABLE TO GENERATE REVENUES.

We do not plan to invent any new technologies and products ourselves. We will depend upon relationships developed with universities, corporations, governmental agencies, research institutions, inventors, and others to provide us technology-based opportunities that we can develop into profitable royalty-bearing licenses. Our failure to maintain our relationships with such clients or to develop new relationships could adversely affect our business, operating results and financial condition. If we are unable to forge relationships or to maintain our new relationships, we may be unable to identify new technology-based opportunities.

Further, we cannot be certain that our new relationships will provide the volume or quality of available new technologies necessary to sustain our business. In some cases, universities and other sources of new technologies seek to develop and commercialize these technologies themselves or through entities they develop, finance and/or control. In other cases, universities receive financing for basic research from companies in exchange for the exclusive right to commercialize resulting inventions. These and other strategies may reduce the number of technology sources (potential clients) to whom we can market our services. If we are unable to secure new sources of technology, this could have a material adverse effect on our business, operating results and financial condition.

(12)  WE WILL RECEIVE MOST OF OUR REVENUES FROM LICENSEES OVER WHOM WE HAVE NO CONTROL.

We will rely upon royalties received from our planned licensees for revenues. The royalties we will receive from our licensees depend on their efforts and expenditures and we will have no control over their efforts or expenditures. Additionally, our future licensees' development of new products involves great risk since many new technologies do not become commercially profitable products despite extensive development efforts. Our planned license agreements will not require licensees to advise us of problems that they may encounter in attempting to develop commercial products, and licensees usually treat such information as confidential. You should expect that our future licensees will encounter problems frequently. Our future licensees' failure to resolve such problems may result in a material adverse effect on our operating results.

(13)  WE WILL DEPEND UPON OUR FUTURE LICENSEES RECEIVING GOVERNMENT APPROVALS TO EXPLOIT CERTAIN LICENSED PRODUCTS COMMERCIALLY.

Commercial exploitation of some of our planned licensed patents may require the approval of governmental regulatory agencies and there is no assurance that those agencies will grant such approvals. In the United States, the principal governmental agency involved is the U.S. Food and Drug Administration (FDA). The FDA's approval process is rigorous, time consuming and costly. Unless and until a licensee obtains approval for a product requiring such approval, the licensee may not sell the product in the U.S.A. and therefore, we will not receive royalty income based on U.S. sales of the product.

(14)  IF OUR FUTURE CLIENTS AND WE ARE UNABLE TO PROTECT THE INTELLECTUAL PROPERTY UNDERLYING OUR PLANNED LICENSES OR TO ENFORCE OUR PLANNED PATENTS ADEQUATELY, WE MAY BE UNABLE TO EXPLOIT SUCH LICENSED PATENTS OR TECHNOLOGY SUCCESSFULLY.

Our success in earning revenues from our planned patent applications is subject to the risk that issued patents may be declared invalid or may not issue on patent applications or that competitors may circumvent our planned patents and thereby render our planned licenses of no commercial value. In addition, when all of the patents underlying a license expire, our royalties from that license will cease, and there can be no assurance that we will be able to replace those royalties with royalty revenues from other licenses.

(15)  THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The company expects to experience substantial growth into the foreseeable future. The company’s growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or results of operations.

(16)  THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND IT IS UNCERTAIN THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has made reasonable efforts to assess and predict the expenses of its patent application development and filing programs. The expenses will include the costs of retaining patent application and legal consultants. However, we can offer no assurance that implementing the company’s business plan may not require more consultants, employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees or consultants (or other operating costs) may be more than management’s estimates. Our underestimation of such costs could result in sustained losses.

(17)  THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS.

There company may be unable to develop consistent revenues or profitable operations. If we cannot make a profit, shareholders may lose their entire investment.

Risks Related to Legal Uncertainty

(18)  PATENT LITIGATION HAS INCREASED; IT CAN BE EXPENSIVE AND MAY DELAY OR PREVENT OUR LICENSEES' PRODUCTS FROM ENTERING THE MARKET.

In the future, our clients and/or we may pursue patent infringement litigation or interference proceedings against sellers of products that we believe infringe our patent rights. Holders of conflicting patents or sellers of competing products may also challenge our planned patents in patent infringement litigation or interference proceedings. We cannot assure you that our clients and/or we will be successful in any such litigation or proceeding, and the results and costs of such litigation or proceeding may materially adversely affect our business, operating results and financial condition.

Risks Related to Investing in Our Industry

(19)  IN THE MARKETS FOR OUR LICENSEES' PRODUCTS, TECHNOLOGY CAN CHANGE RAPIDLY AND INDUSTRY STANDARDS ARE CONTINUALLY EVOLVING. THIS OFTEN MAKES PRODUCTS OBSOLETE OR RESULTS IN SHORT PRODUCT LIFECYCLES. OUR PROFITABILITY DEPENDS ON OUR LICENSEES' ABILITY TO ADAPT TO SUCH CHANGES.

Therefore, our profitability will depend in large part on our clients', our licensees' and our abilities to:

— introduce products in a timely manner;

— maintain a pipeline of new technologies;

— enhance and improve existing products continually;

— maintain development capabilities;

— anticipate or adapt to technological changes and advances in relevant industries; and

— ensure continuing compatibility with evolving industry standards.

(20)  DEVELOPING NEW PRODUCTS, CREATING EFFECTIVE COMMERCIALIZATION STRATEGIES FOR TECHNOLOGIES AND ENHANCING THOSE PRODUCTS AND STRATEGIES ARE SUBJECT TO INHERENT RISKS. THESE RISKS INCLUDE UNANTICIPATED DELAYS, UNRECOVERABLE EXPENSES, TECHNICAL PROBLEMS OR DIFFICULTIES, AS WELL AS THE POSSIBILITY THAT DEVELOPMENT FUNDS WILL BE INSUFFICIENT. ANY ONE OF THESE COULD MAKE US ABANDON OR SUBSTANTIALLY CHANGE OUR TECHNOLOGY COMMERCIALIZATION STRATEGY.

Our success will depend upon, among other things, our planned client’s products meeting targeted cost and performance objectives for large-scale production, our planned licensees' ability to adapt technologies to satisfy industry standards, satisfy consumer expectations and needs and bring their products to market before the market is saturated. They may encounter unanticipated technical or other problems that result in increased costs or substantial delays in introducing and marketing new products. Current and future products may not be reliable or durable under actual operating conditions or otherwise commercially viable and competitive. New products may not satisfy price or other performance objectives when introduced in the marketplace. Any of these events could adversely affect our realization of royalties from such new products.

(21)  STRONG COMPETITION WITHIN OUR INDUSTRY MAY REDUCE OUR CLIENT BASE.

We compete with universities, law firms, venture capital firms and other technology commercialization firms for technology licensing opportunities. Many organizations offer some aspect of patent development and technology transfer services. This market is highly fragmented and participants are frequently focused on a specific technology area. Some of our competitors are well established and have more financial and human resources than we do.

Risks Related To This Offering

(22)  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

Currently, our common stock is not listed on any exchange and no market exists for our stock. The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB). We may consider pursuing a quotation on the OTCBB after this registration becomes effective and the company has completed its offering. However, the Company can only apply to the OTCBB for a quotation as long as there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. Thus, we cannot provide investors with any assurance that our stock will be traded or that, if traded, that a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares and may lose all of their investment. Further, even if a market develops, our common stock may be subject to volatile price fluctuations.

(23) IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THEY WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a “penny stock” which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

(24)  IF OUR EXISTING SHAREHOLDER SELLS A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The company currently has 9,500,000 shares of its common stock issued and outstanding (all of which are owned by our only current shareholder, Mr. Yomoguita is offering an additional 4,000,000 shares to the public through this prospectus. Thus, the additional shares offered by this prospectus represent only approximately 29.6% of the common shares outstanding as of the date of this prospectus. Although our common stock is presently not traded on any market or securities exchange, if a market should develop, then shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares by our existing shareholder at any price may cause the market price to fall (see “Market for Common Equity and Related Stockholder Matters” below).

 (25)  SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, THEREBY DILLUTING THE COMPANY’S CURRENT SHARE HOLDERS’ EQUITY.

The company has 75,000,000 authorized shares, of which only 9,500,000 are currently issued and outstanding and only 13,500,000 will be issued and outstanding after this offering terminates. In the future, the company’s management could, without the consent of the company’s then existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

(26)  INVESTORS WILL PAY MORE FOR PATENT PROS’S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS IS WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of Patents Professional’s common stock. Patents Professional assets do not substantiate a share price of $0.03 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company becoming quoted on the OTC Bulletin Board.

(27)  IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

Funds invested in this offering will not be placed in an escrow or trust account. If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. Thus, in the event of the dissolution of the company, any proceeds realized from the liquidation of its assets will be distributed to the shareholders only after all claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from. As such, you will lose your investment as your funds will be used to pay creditors and will not be used for the source of our planned household product line.

(28)  SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

(29)  SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 70.4% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS CORPORATE DECISIONS MAY BE CONTRARY TO THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.

Mr. Yomoguita, the company’s sole officer and director, currently owns 100% of our outstanding shares and will own at least 70.4% after this offering is completed, regardless of the number of shares sold. As a result, he may be able to choose all of our directors and control the direction of the company. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets and also the power to prevent or cause a change in control. Mr. Yomoguita’s interests may differ from the best interests of our other stockholders. Factors that could cause his interests to differ from the interests of our other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able and willing to devote to the company.

Further, since investors in this offering will be unable to change the course of our operations, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

(30)  INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company’s sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

All decisions regarding the management of the company’s affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company’s sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company’s sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company’s management.

(31) IF WE ARE NOT ABLE TO SELL ALL THE SHARES OFFERED, WE WILL HAVE TO COMPROMISE OUR PLAN OF OPERATION

If we are only able to sell 25% of the shares offered, we will have limited resources and only $3,000 to spend on ‘trade show attendance’. The ideal expected amount to be used for trade show attendance is $39,000. There is no guarantee that even the ideal amount would allow us to develop and establish a profitable business. The limited resources from the lowest presented sale scenario (25%) would definitely diminish our options resulting in a much harder scenario to develop our plan of operation. The company believes that it is possible to make an effort in order to initiate its operations in the low number of shares sold scenario, but compromising our planned use of proceeds (see page 17). For example, we would not be able to attend as many Trade Shows as if we sold 100% of the offered shares and the amount of services that we could hire from third parties would be very limited, which could lower our chances of success.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% ofShares Sold	If 50% ofShares Sold	If 75% ofShares Sold	If 100% ofShares Sold
GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	$120,000
	==========	=========	==========	==========
OFFERING EXPENSES
Legal &Accounting	5,300	5,300	5,300	5,300
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$7,000	$7,000	$7,000	$7,000

NET PROCEEDS	$23,000	$53,000	$83,000	$113,000
OPERATING EXPENSES

Trade Show Attendance:
• Filling patent application and commission sale staff	1,000	5,000	7,000	12,000
• Identify and enter licensing agreements with institutional customers	2,000	12,000	16,000	27,000
Total Trade Show Attendance*	3,000	17,000	23,000	39,000

Website & Computer Systems Development	2,000	4,000	6,000	8,000
Legal	3,000	5,000	10,000	10,000
Costs Associated with being public	5,000	5,000	5,000	5,000
Sales Commissions	7,000	14,000	25,000	35,000
Marketing Exp	2,000	5,000	10,000	10,000
TOTAL	$22,000	$50,000	$79,000	$107,000

ADMINISTRATIVE EXPENSES
Office supplies, Stationery, Telephone, Internet	1,000	3,000	4,000	6,000
TOTAL	$1,000	$3,000	$4,000	$6,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

* The commission sale staff described above shall perform all aspects pertaining to the filing of possible clients’ patent applications and to identify institutional customers who are seeking our patented technologies and enter licensing agreements with them, when attending Trade Shows.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Patents Professional and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on December 17, 2008. The Company’s sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.030
Net tangible book value per share before offering	$(0.0033)
Potential gain to existing shareholders	$120,000
Net tangible book value per share after offering	$0.0061
Increase to present stockholders in net tangible book value per share after offering	$0.0093
Capital contributions	$120,000
Number of shares outstanding before the offering	9,500,000
Number of shares after offering held by existing stockholders	9,500,000
Percentage of ownership after offering	70.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.030
Dilution per share	$0.024
Capital contributions	$120,000
Percentage of capital contributions	92.7%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	29.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.030
Dilution per share	$0.026
Capital contributions	$90,000
Percentage of capital contributions	90.5%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	24.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.030
Dilution per share	$0.028
Capital contributions	$60,000
Percentage of capital contributions	86.3%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	17.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.030
Dilution per share	$0.031
Capital contributions	$30,000
Percentage of capital contributions	75.9%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.5%

PLAN OF DISTRIBUTION

9,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Yomoguita will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Yomoguita is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Yomoguita will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yomoguita is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yomoguita will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Yomoguita will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Patents Professional will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek quotation on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Patents Professional will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70.4% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Patents Professional will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale & Beers, CPA’s, PCAOB & CPAB registered auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On December 17, 2008, Mr. Wagner Massao Yomoguita, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of December 31. The objective of this corporation is to seek business opportunities in the patent consulting and technology transfer and commercialization industries, specializing in financing and facilitating the patent application process for individual inventors and organizations that lack the financial resources to do so on their own. We plan to share the license and royalty fees generated by the commercialization of our clients’ inventions or products in exchange for financing and expediting their North American and ICT patent applications. We also plan to provide technology transfer and licensing services focused on the technology needs of our customers (licensees) by matching those requirements with commercially viable solutions developed by our clients. We plan to identify, develop, and commercialize innovative technologies in life, digital, nano and physical sciences developed by universities, companies, independent research institutions and individual inventors.

We seek to maximize the value of intellectual property for the benefit of our future customers, clients and stockholders by selling, licensing or otherwise commercializing technologies covered by our portfolio of intellectual property rights. We obtain customers' technology requirements and match them with effective technology solutions provided by our clients, bridging the gap between market demand and raw innovation. In some cases, we may enforce our clients' and our patent rights with respect to certain of our planned technologies.

Our customers will pay license and royalty fees for licensed rights to use our clients' and our technologies. We may also realize revenues from future court awarded judgments and settlements of patent enforcement actions. We plan to share these fees, judgments and settlements with our clients under our respective agreements with them.

Since our incorporation we have been engaged in organizational activities and formulating our business model. We have not yet identified any clients or customers, developed any patent applications or realized any revenues to date. There will be an opportunity to earn revenues only if we can find clients with commercially valuable inventions that are patentable, are successful in acquiring the rights to a portion of the royalties generated by commercially successful products and we can obtain future financing, additional to the proceeds of this offering, in order to initiate our marketing programs. Currently, we do not have sufficient funds to enable us to initiate or complete our patent acquisition program. We will require financing through this offering to commence and this program, as described in the Sections entitled “Description of Business” and “Management’s Discussion and Analysis of our Financial Condition and the Results of our Operations”.

If we are only able to sell 25% of the shares offered, we will have limited resources and only $3,000 to spend on ‘trade show attendance’. The ideal expected amount to be used for trade show attendance is $39,000. There is no guarantee that even the ideal amount would allow us to develop and establish a profitable business. The limited resources from the lowest presented sale scenario (25%) would definitely diminish our options resulting in a much harder scenario to develop our plan of operation. The company believes that it is possible to make an effort in order to initiate its operations in the low number of shares sold scenario, but compromising our planned use of proceeds (see page 17). For example, we would not be able to attend as many Trade Shows as if we sold 100% of the offered shares and the amount of services that we could hire from third parties would be very limited, which could lower our chances of success.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is 775 321-8206 and our fax number is 775 562-4736. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

Patents Professional has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Each year approximately 77,000 patents originating out of the United States are filed. The Company’s management feels there are many inventors that have products they would like to patent but cannot afford the cost of the patent process.

The Company will fund the cost of a patent application for those products the Company feels are novel and marketable.  The Company will enter into a partnership equity arrangement with the developer of the product.

We believe a two-pronged strategy of developing both a portfolio of patents (by entering into revenue sharing agreements with inventors and other technology providers) and a matching base of institutional customers (who seek to license innovative technologies) will garner us a share in the developing international markets for patent consulting and technology transfer services.

Due to the large quantity of patent offerings many organizations such as universities, law firms, venture capital firms offer some aspect of patent development and technology transfer services. As this market is highly fragmented and participants are frequently focused on a specific technology area, some of our competitors are well established and have more financial and human resources than we do.

We do not have a clear vision of the impact of the current economy on our business. Although there are signals of recuperation, investments in research and development may recover slower than the other areas, the current economic trends could have a negative impact on the company’s ability to raise funds.

The Company feels there is still a large opportunity to help inventors who do not have the funding or knowledge to protect their investment.

Target Markets

Our primary clients will be individual inventors or technology developers who require financial capital and/or technical and legal services to file and defend their patent applications and to negotiate licensing agreements with our customers. Our primary customers will be institutions who require innovative technologies in life, digital, nano and physical sciences. We currently have no such relationships with clients or customers.

According to the Article “Effects of Intellectual Property Protections on the Conduct of Scientific Research: Results of a Survey of U.S. AAAS Members”:

Acquiring Intellectual Property

•

Since January 1, 2002, 32 percent of respondents indicated that they had acquired for use in their work a patented technology, material or methods under some form of intellectual property (IP) protection(s). The largest percentage of IP was acquired by respondents working in the biological sciences (34 percent).

•

Overall, industry was the source of more IP-protected technology (60 percent of reported acquisitions) than academic sources (29 percent of reported acquisitions).

•

Fifty-four percent of respondents classified their last acquisition as a research tool (a technology used to conduct research, but which is not the subject of the research itself). Among scientist respondents, research tools accounted for more than half of acquisitions for biological sciences respondents (66 percent), physics and astronomy respondents (59 percent), and earth sciences respondents (59 percent). Respondents from the medical/health sciences reported 48 percent of their last acquisitions as research tools; among agricultural scientists, the rate was 40 percent.

•

The majority of acquisitions by academic respondents (29 percent) and GNHC respondents (35 percent) occurred in less than a month. Most acquisitions by industry respondents (34 percent) took six months or longer.

•

     The most common problem reported by academia, industry, and the GNHC respondents was that licensing negotiations were overly complex. For academic respondents, the most common effect due to problems with licesing was that reported projects were delayed. In sharp contrast, industry changed more projects than delayed them. Overall, only nineteen reported projects were abandoned.

Creating and Protecting Intellectual Property

•

Fifty-two percent of 1,980 respondents reported that, since January 1, 2002, they created (or contributed significantly to) a technology that they considered eligible for intellectual property (IP) protections. More specifically, 78 percent of industry respondents, 42 percent of academic respondents, and 45 percent of GNHC (Government, Nonprofit organization, Healthcare organization, or Self-employed/Consulting firm) respondents reported creating or contributing significantly to a technology that they considered eligible for intellectual property (IP) protections. Of those respondents who created IP, 65 percent applied for patents (industry respondents: 75 percent; academic respondents: 60 percent; GNHC respondents: 47 percent).

•

Patents were the legal protection most applied by respondents in all sectors and in all scientific fields except earth sciences and math and computer sciences, where more copyright protections were sought. Copyright was the second-most applied protection for the academic respondents and the GNHC respondents. For industry respondents, the second-most commonly applied protections were trade secrets.

•

The largest percentage of respondents reporting at least one patent issued since January 1, 2002 was in the industry sector (51 percent), followed by academic respondents (35 percent), then GNHC (27 percent).

•

Beyond legal protections, the most prevalent means to protect IP for respondents from the majority of fields, respondents in industry, and respondents in the GNHC sector was to delay publication, not publish at all, or withhold data. Respondents from industry and the GNHC sector reported higher percentages of withholding data (20 percent and 17 percent, respectively), delaying publication (23 percent and 19 percent, respectively), and not publishing at all (26 percent and 18 percent, respectively) than respondents from academia (5 percent withholding data, 14 percent delaying publication, and 4 percent not publishing at all). Additionally, academic respondents reported that, since January1, 2002, 11 percent of their innovations were not covered by any form of IP protection(s), compared to 2 percent for industry respondents and 9 percent for GNHC respondents.

•

Since January 1, 2002, 52 percent of respondents who reported obtaining patents also reported distributing their patented technology: 63 percent of academic respondents, 62 percent of GNHC respondents, and 45 percent of industry respondents reported distributing their patented technology.

Source: http://www.wipo.int/patent-law/en/developments/licensing.html

The report “Patents By Country, State, and Year – Utility Patents (December 2008)” displays the number of U.S. patents distributed by state and country of origin and by calendar year of grant. The origin of a patent is determined by the residence of the first-named inventor.

Number of Patents Granted as Distributed by Year of Patent GrantBreakout by U.S. State and Foreign Country of Origin

Source: http://www.wipo.int/ipstats/en/resources/office_stats_reports.html

PART A1- Table A1-1a, Breakout by State and Country of Origin Number of Patents Granted as Distributed by Year of Patent Grant.Granted: 01/01/1963 - 12/31/2008
	Pre 1995	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	All Years
Total, U.S. And Foreign Origin	2299869	101419	109645	111984	147517	153485	157494	166035	167331	169023	164290	143806	173772	157282	157772	4380724
-- Subtotal -- U.S. Origin	1442216	55739	61104	61708	80289	83905	85068	87600	86971	87893	84270	74637	89823	79526	77501	2538250
-- Subtotal -- Foreign Origin	857653	45680	48541	50276	67228	69580	72426	78435	80360	81130	80020	69169	83949	77756	80271	1842474

ALABAMA	7456	282	278	300	365	405	337	381	398	397	375	318	357	300	279	12228
ALASKA	721	39	36	46	64	53	43	50	43	37	39	35	36	18	20	1280
ARIZONA	15448	1000	1062	1048	1513	1499	1595	1540	1588	1584	1621	1457	1705	1571	1584	35815
ARKANSAS	2693	106	114	125	145	188	214	180	184	152	132	126	138	113	108	4718
CALIFORNIA	195680	9262	10473	11289	15790	16774	17491	18595	18829	19688	19488	17989	22275	19600	19181	432404
COLORADO	17069	1097	1178	1220	1750	1813	1848	1929	1939	2069	2099	1854	2118	1745	1622	41350
CONNECTICUT	45812	1544	1451	1403	1797	1795	1825	1851	1805	1667	1577	1520	1652	1384	1356	68439
DELAWARE	13705	427	454	357	394	417	395	380	354	346	342	318	357	330	325	18901
FLORIDA	34747	2001	2082	2159	2669	2600	2605	2649	2397	2563	2456	2291	2601	2358	2046	68224
GEORGIA	12575	847	967	966	1290	1320	1312	1369	1295	1333	1326	1214	1487	1310	1344	29955
HAWAII	1294	66	80	77	84	83	77	95	73	75	76	50	84	64	77	2355
IDAHO	3215	305	365	565	854	1224	1572	1697	1828	1803	1785	1529	1663	1350	1162	20917
ILLINOIS	102957	2874	3144	3007	3725	3736	3832	3639	3470	3296	3162	2752	3294	2894	2741	148523
INDIANA	32888	1111	1277	1215	1373	1439	1429	1357	1397	1385	1280	1108	1165	1137	985	50546
IOWA	11490	421	432	398	645	745	589	751	630	665	658	560	666	601	561	19812
KANSAS	7941	246	291	260	349	433	391	313	421	428	448	380	492	424	425	13242
KENTUCKY	9082	272	319	291	349	453	458	481	450	439	407	346	413	429	413	14602
LOUISIANA	11173	370	400	376	486	483	518	519	445	390	343	271	321	262	260	16617
MAINE	2409	113	98	93	122	121	127	145	153	150	134	151	142	110	113	4181
MARYLAND	27180	985	1101	1171	1443	1510	1358	1483	1460	1453	1313	1191	1410	1246	1232	45536
MASSACHUSETTS	60850	2161	2452	2575	3413	3521	3458	3668	3608	3908	3672	3114	4011	3510	3516	107437
MICHIGAN	81437	2780	3179	2838	3506	3680	3724	3850	3861	3857	3755	3367	3758	3141	2996	129729
MINNESOTA	32631	1657	1771	1830	2473	2651	2713	2635	2751	2953	2754	2431	2957	2554	2535	67296
MISSISSIPPI	2368	105	137	156	175	188	184	168	156	162	136	114	119	142	102	4412
MISSOURI	20239	670	656	731	900	931	822	843	837	823	768	628	721	702	615	30886
MONTANA	1737	122	110	88	130	126	113	145	138	121	119	101	121	110	91	3372
NEBRASKA	3837	136	167	164	204	191	231	215	212	185	191	182	186	203	191	6495
NEVADA	2621	167	195	181	270	295	316	313	308	389	410	383	386	367	375	6976
NEW HAMPSHIRE	6311	406	420	458	611	651	627	598	609	677	626	498	602	542	477	14113
NEW JERSEY	108047	2753	3092	3187	3767	3987	3886	3872	3761	3522	2957	2557	3171	2693	2722	153974
NEW MEXICO	4220	254	225	261	343	339	323	377	371	390	370	265	344	286	280	8648
NEW YORK	139848	4683	5175	4813	6319	6109	6086	6346	6360	6234	5846	4703	5628	5006	4885	218041
NORTH CAROLINA	17799	1038	1188	1262	1614	1734	1845	1946	1822	1871	1794	1610	1974	1745	1841	41083
NORTH DAKOTA	1316	58	62	42	65	67	85	97	73	55	53	74	66	82	63	2258
OHIO	87383	2417	2616	2715	3272	3360	3197	3275	3329	3183	2889	2319	2630	2255	2227	127067
OKLAHOMA	21324	472	481	416	488	496	542	576	466	516	447	403	543	470	417	28057
OREGON	11742	705	772	793	1184	1097	1194	1258	1450	1665	1725	1618	2060	1877	1781	30921
PENNSYLVANIA	96209	2644	2922	2697	3370	3751	3640	3533	3343	3182	2883	2298	2842	2500	2414	138228
RHODE ISLAND	5289	206	235	249	280	261	320	287	260	266	309	263	269	263	218	8975
SOUTH CAROLINA	8477	441	469	430	570	560	531	565	599	571	524	460	577	411	395	15580
SOUTH DAKOTA	1134	33	43	46	50	66	86	76	76	80	82	66	74	60	54	2026
TENNESSEE	12765	593	633	644	783	855	782	813	831	797	681	584	669	618	586	22634
TEXAS	70308	3887	4171	4140	5576	6050	6322	6371	6029	6029	5930	5260	6308	5733	5712	147826
UTAH	7074	508	540	613	666	678	709	715	675	638	683	554	684	638	642	16017
VERMONT	2550	149	254	276	323	340	377	453	487	429	400	367	437	472	437	7751
VIRGINIA	20287	822	859	818	1051	1043	1141	1114	1160	1110	1077	946	1094	1004	1030	34556
WASHINGTON	18279	1032	1142	1350	1774	1826	1820	1968	2098	2285	2221	2291	3286	3228	3517	48117
WEST VIRGINIA	5104	134	114	147	189	149	145	148	151	139	100	91	103	106	74	6894
WISCONSIN	30882	1210	1321	1301	1567	1673	1686	1837	1864	1787	1658	1489	1688	1412	1349	52724
WYOMING	1023	49	33	51	45	52	55	51	48	71	52	53	48	54	35	1720
DISTRICT OF COLUMBIA	2906	57	40	52	74	55	62	67	61	49	75	55	63	63	68	3747
GUAM	6	0	1	1	5	4	1	1	1	0	0	0	0	1	3	24
NORTHERN MARIANA ISLANDS	0	0	0	0	0	0	0	0	0	0	0	1	0	0	1	2
PUERTO RICO	600	20	23	10	20	24	26	11	16	27	19	26	25	28	14	889
U.S. PACIFIC ISLANDS	1	0	0	1	0	0	0	0	0	0	0	0	0	0	0	2
U.S. VIRGIN ISLANDS	56	1	1	2	3	2	3	3	1	2	2	4	1	2	2	85
U.S. UNSPECIFIED REGION	17	1	3	4	2	2	0	1	0	0	1	2	2	2	2	39
CANAL ZONE	4	0	0	0	0	0	0	0	0	0	0	0	0	0	0	4

Description of our Services

Our patent acquisition  program  intends to identify any clients with commercially viable inventions that we feel are patentable. We intend to negotiate an equity stake in each product we sponsor, each percentage of equity will be negotiated on a product by product basis. If we are successful in obtaining a type of product protection, patent, trade mark or industrial design we intend to then seek out partners to manufacture and distribute or find and out right buyer of the patent.

The company intends to use third party consultants throughout its business model, these may include consultants to assist in evaluating various products within their field of expertise to help ascertain the products market viability. We would use third party attorneys or authors to write the initial patent applications and follow up filings.

Upon a successful patent grant the company may hire business brokers to sell the patents to potential buyers.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

When a client comes to Patent Professionals we will pay for a patent application for the product for an equity stake or royalty in the sale or sales of the product or idea. Patent Professionals will begin negotiations asking for a 50% stake in the product and may negotiate down to 25% depending on how plausible we think the product is, and how much our attorneys think a successful patent application will cost.  Patent professionals does not intend to take equity or shares in any other company that may be involved with the product, only a stake in the product itself.

As of the date of this prospectus the company has not hired any third party consultants.

            Revenue Recognition

We will derive revenues primarily from patent and technology license and royalty fees as well as selling the patent to a business already established in the patented products space. Since these revenues will result from our representation agreements with owners and assignees of intellectual property rights, we plan to record revenues net of the owners' and assignees' shares of license and royalty fees. We will stipulate the terms of our licensing arrangements in written agreements with owners, assignees and licensees.

Single element arrangements

Since we plan to have no significant obligations after we execute our typical license agreements, they will generally be single element arrangements. Under the terms of our license agreements, we will generally receive an upfront license fee and a royalty stream based upon a licensee's sales of products applying the licensed technology.

License fees under single element arrangements

We plan to recognize upfront, non-refundable license fees when our licensee executes a license agreement and pays the license fee. When these two events occur, we have persuasive evidence of an arrangement, no continuing obligations, completed delivery, and assurance of collection.

Royalty fees under single element arrangements

Although we plan to fix the royalty rate (e.g., percentage of sales or rate per unit sold) in the license agreement, the amount of earned royalties will be contingent upon the amount of licensed product the licensee sells. Royalties earned in each reporting period are contingent on the outcome of events (i.e., the licensee's sales of licensed products) occurring within that period that are not within our control and are not directly tied to our providing services. Therefore, we plan to recognize this royalty revenue when the contingency is resolved and we can estimate the amount of royalty fees earned, which is upon our receipt of the licensee's royalty report.

Royalty settlements

We will recognize royalty settlement revenue when our rights to litigation awards related to our planned patent and license rights are final and un-appealable and we have assurance of collecting those awards. We will also recognize royalty settlement revenue when we have collected litigation awards in cash (from the adverse party or by sale of our rights to another party without recourse) and we have no obligation or are very unlikely to be obligated to repay such collected amounts. We plan to include royalty settlement revenue in operating revenue. Although final litigation awards may be infrequent, they are an integral aspect of our planned patent and technology licensing and commercialization business.

Other arrangements

In limited instances, we may enter into multiple element arrangements with continuing service obligations. Based upon the limited verifiable objective evidence available, we plan to generally defer all revenue from such multiple element arrangements until we deliver all elements.

We plan to evaluate milestone billing arrangements on a case-by-case basis. Generally we recognize upfront fees rateably over the entire arrangement and milestone payments as we achieve milestones.

Competitive Advantages

Technology Commercialization Services

            Patent Pros plans to provide full patent consulting, technology transfer and licensing services focused on matching the technology needs of universities, companies, independent research institutions with commercially viable solutions provided by our clients. We plan to identify, develop and commercialize innovative technologies in life, digital and physical sciences, including communications, semiconductors, Internet, e-commerce and consumer electronic, display, environmental and nano-technologies, smart/novel materials, pharmaceuticals, biotechnologies and medical devices. In some cases, we may enforce our clients' and our future patent rights with respect to certain technologies.

Patent Application Services

We plan to provide our clients with a full line of services for filing their North American and ICT patent applications. These include performing all aspects of the original drafting, translation, filing, prosecution, administrative re-examination and review of patent applications. They also include performing the court proceedings, advocacy, opinion work and prior art searches required to file and defend our clients’ applications.

Marketing

The Company intends to find potential customers by attending several inventor’s trade shows where the Company will offer its business proposal to inventors who’s products the Company feels are both viable from a patent and marketing point of view. The Company will develop a web page explaining to inventors the services that the Company offers, the Company will drive traffic to the web site through Google ad words and non spam direct mail campaigns as well as handing out brochures at trade shows.  As of the date of this prospectus the company has not begun any marketing activities as described above.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the patents industry. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Patents Professional has no permanent staff other than its sole officer and director, Mr. Wagner Massao Yomoguita, who is the President and Chairman of the Company. Mr. Yomoguita is employed elsewhere and has the flexibility to work on Patents Professional around 5 to7 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports and other information with the SEC. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Patents Professional, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Patents Professional, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and 2009 and since inception on December 17, 2008 through December 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patents Professional, Inc. (A Development Stage Company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and 2009 and since inception on December 17, 2008 through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has had a loss from operations since inception of $40,787, an accumulated deficit of $40,787, working capital deficit of $31,287 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 28, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2010

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS 31

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS

CURRENT ASSETS
Cash	$449	$2,121
TOTAL CURRENT ASSETS	$449	$2,121

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$19,455	$12,217
Loans from Related Party	12,281	5,531
TOTAL CURRENT LIABILITIES	$31,736	$17,748

STOCKHOLDER'S EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,500,000 shares of shares	$9,500	$9,500
Deficit accumulated during the development stage	(40,787)	(25,127)
TOTAL STOCKHOLDER'S EQUITY/(DEFICIT)	$(31,287)	$(15,627)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$449	$2,121

The accompanying notes are an integral part of these financial statements 32

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

			Cumulative results
	Year	Year	from inception
	ended	ended	(December 17, 2008) to
	December 31, 2010	December 31, 2009	December 31, 2010
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$2,155	$3,505	$7,290
Professional Fees	13,505	19,992	33,498
Total Expenses	$15,660	$23,497	$40,787

NET LOSS	$(15,660)	$(23,497)	$(40,787)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	9,500,000	9,005,479

The accompanying notes are an integral part of these financial statements 33

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (December 17, 2008) to December 31, 2010

					Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total

Balance at inception on
December 17, 2008	-	$-	$-	$-	$-	$-

Net loss for the period ended
December 31, 2008					(1,630)	(1,630)

Balance, December 31, 2008	-	$-	$-	$-	$(1,630)	$(1,630)
Common Stock issued for cash
at $0.001 per share on January 20, 2010	9,500,000	9,500		-		9,500

Net loss for the year ended
December 31, 2009	-	-	-	-	(23,497)	(23,497)

Balance, December 31, 2009	9,500,000	$9,500	$-	$-	$(25,127)	$(15,627)

Net loss for the year ended
December 31, 2010	-	-	-	-	(15,660)	(15,660)

Balance, December 31, 2010	9,500,000	$9,500	$-	$-	$(40,787)	$(31,287)

The accompanying notes are an integral part of these financial statements 34

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year	Year	December 17, 2008
	ended	ended	(date of inception) to
	December 31, 2010	December 31, 2009	December 31, 2010

OPERATING ACTIVITIES
Net loss	$(15,660)	$(23,497)	$(40,787)
Adjustment to reconcile net loss to net cash
used in operating activities

Expenses paid by related party	6,751		6,751
Increase (decrease) in accrued expenses	$7,237	$10,587	$19,454

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
	$(1,672)	$(12,910)	$(14,582)

FINANCING ACTIVITIES

Proceeds from sale of common stock	-	9,500	9,500
Loan from related party	-	5,531	5,531

NET CASH PROVIDED BY FINANCING ACTIVITIES
	$-	$15,031	$15,031

NET INCREASE ( DECREASE) IN CASH	$(1,672)	$2,121	$449

CASH, BEGINNING OF PERIOD	$2,121	$-	$-

CASH, END OF PERIOD	$449	$2,121	$449

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements 35

PATENTS PROFESSIONAL, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on December 17, 2008 and established a fiscal year end of December 31. It is a development-stage Company intends to seek business opportunities in the patent consulting and technology transfer and commercialization industries, specializing in financing and facilitating the patent application process for individual inventors and organizations that lack the financial resources to do so on their own.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising
Advertising costs are expensed as incurred. As of December 31, 2010 and 2009, no advertising costs have been incurred.

Property
The Company does not own or rent any property. The office space is provided by the president (or a director or whoever) at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Revenue and Cost Recognition
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost. 36
PATENTS PROFESSIONAL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Cash and Cash Equivalents The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents. NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $31,287, an accumulated deficit of $40,787 and net loss from operations since inception of $40,787. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

As of December 31, 2010, the Company had issued 9,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,500.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On January 20, 2010 the Company issued 9,500,000 common shares @ $0.001 for $9,500 which represents all the issued and outstanding common stock.

As of December 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

PATENTS PROFESSIONAL, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $12,281 as a loan from a related party. The loan is payable on demand and without interest.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2010 and 2009 are as follows:
December 31, 2010 December 31, 2009

Net operating loss carry forward 40,787 25,127
Effective Tax rate 35% 35%
Deferred Tax Assets 14,275 8,794
Less: Valuation Allowance (14,275) (8,794)
Net deferred tax asset $ 0 $ 0 .

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Patents Professional, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Patents Professional, Inc. (A Development Stage Company) as of December 31, 2009 and 2008 (restated), and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008 (restated), and since inception on December 17, 2008 through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patents Professional, Inc. (A Development Stage Company) as of December 31, 2009 and 2008 (restated) and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008 (restated), and since inception on December 17, 2008 through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the accompanying financial statements, the Company has restated its 2008 financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

June 25, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

PATENTS PROFESSIONAL, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2009

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

PATENTS PROFESSIONAL, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31, 2009	December 31, 2008
		(Restated)

ASSETS

CURRENT ASSETS
Cash	$2,121	$-
TOTAL CURRENT ASSETS	2,121	-
TOTAL ASSETS	$2,121	$-

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,217	$1,630
Loans from Related Party	5,531	-
TOTAL CURRENT LIABILITIES	$17,748	$1,630

STOCKHOLDER'S EQUITY ( DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,500,000 shares of common stock	9,500	-
Subscription Receivable	$-	-
Deficit accumulated during the exploration stage	$(25,127)	$(1,630)
TOTAL STOCKHOLDER'S DEFICIT	$(15,627)	$(1,630)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/	$2,121	$-

The accompanying notes are an integral part of these financial statements

PATENTS PROFESSIONAL, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

			Cumulative results of
			operations from
		Period to	December 17, 2008
	Year to	December 31, 2008	( date of inception) to
	December 31, 2009	(Restated)	December 31, 2009

EXPENSES

Office and general	$(3,505)	$(1,630)	$(5,135)
Professional Fees	(19,992)	-	(19,992)

Provision for Income Taxes	-	-	-
NET LOSS	$(23,497)	$(1,630)	$(25,127)

BASIC AND DILUTED NET
LOSS PER COMMON
SHARE	$0.00	$0.00

WEIGHTED AVERAGE
NUMBER OF BASIC AND
DILUTED COMMON
SHARES OUTSTANDING	8,953,425	-

The accompanying notes are an integral part of these financial statements

PATENTS PROFESSIONAL, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (December 17, 2008) TO DECEMBER 31, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Balance at Inception on December 17, 2008	-	-	-	-	-	-
Net Loss for the period ended December 31, 2008	-	-	-	-	(1,630)	(1,630)

Balance, December 31, 2008	-	-	-	-	(1,630)	(1,630)

Common stock issued for cash at $0.001 per share	9,500,000	9,500	-	-	-	9,500
Net Loss for the period ended December 31, 2009	-	-	-	-	(23,497)	(23,497)

Balance, December 31, 2009	9,500,000	9,500	-	-	(25,127)	(15,267)

The accompanying notes are an integral part of these financial statements

PATENTS PROFESSIONAL, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

			December 17
		Year to	2008 ( date of
	Year to	December 31,	inception) to
	December 31, 2009	2008 (Restated)	December 31, 2009

OPERATING ACTIVITIES
Net loss	$(23,497)	$ (1,630)	$ (25,127)
Adjustment to reconcile net loss to net cash used in
operating activities
Accounts Payable	10,587	1,630	12,217
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES	$(12,910)	$ -	$ (12,910)

INVESTING ACTIVITIES

FINANCING ACTIVITIES
Loan from related party	5,531		5,531
Issuance of Stock	9,500		9,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	$15,031	$ -	$ 15,031

NET INCREASE ( DECREASE) IN CASH	$2,121	$ -	2,121

CASH, BEGINNING OF PERIOD	-		-

CASH, END OF PERIOD	$2,121	$ -	$ 2,121

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$ -	$ -

Income taxes	$-	$ -	$ -

The accompanying notes are an integral part of these financial statements

PATENTS PROFESSIONAL, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Patents Professional, Inc. (“Company”) was incorporated in the State of Nevada as a for-profit Company on December 17, 2008 and established a fiscal year end of December 31. It is a development-stage Company that intends to seek business opportunities in the patent consulting and technology transfer and commercialization industries, specializing in financing and facilitating the patent application process for individual inventors and organizations that lack the financial resources to do so on their own.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) No.740, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

PATENTS PROFESSIONAL, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with ASC No. 830, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In September of 2009, the Financial Accounting Standards Board (“FASB”) issued ASC No. 718, “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC No. 718 upon creation of the company and expenses share based costs in the period incurred.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of December 31, 2009, the Company had issued 9,500,000 Founder’s shares at $0.001 per share for net funds fully paid to the Company of $9,500 on April 20, 2009.

PATENTS PROFESSIONAL, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company management has reviewed recent accounting pronouncements issued through the date of the issuance of financial statements. In management’s opinion, except for those pronouncements detailed below, no other pronouncements apply or will have a material effect on the Company’s financial statements.

In May 2009, the FASB issued ASC 855 Subsequent Events, which establishes principles and requirements for subsequent events. In accordance with the provisions of ASC 855, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC No. 825 and ASC No. 825, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of December 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

In January, 2009 the company received cash of $5,000, and in April, 2009 received the balance of $4,500 of the outstanding $9,500 subscription receivable at the beginning of the year.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 740– Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of ASC No.740, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of December 31, 2009 are as follows:

PATENTS PROFESSIONAL, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2009

NOTE 5 – INCOME TAXES (continued)

	December 31, 2009	December 31, 2008
Net operating loss carry forward	$ 23,497	$ 1,630
Effective Tax Rate	35%	35%
Deferred tax asset	$8,224	$ 571
Less: Valuation Allowance	(8,224)	(571)
Net deferred tax asset	$ 0	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company received $5,531 between April, 2009 and November, 2009 as loans from a related party totalling $5,531.The loans are payable on demand and without interest.

NOTE 7 – RESTATEMENT NOTE

The company has restated its Balance Sheets as at December 30, 2008 due to an unrecorded liability of Incorporation Costs and to prematurely showing the issuance of Shares in December 2008:

	AS AT DECEMBER 31 ,2008

BALANCE SHEET	ORIGINAL	CHANGE	RESTATED
Accounts Payable and Accrued Liabilities	-	1,630	1,630

STOCKHOLDER’S EQUITY/ DEFICT
Common Stock	9,500	(9,500)	-
Subscription Receivable	(9,500)	9,500	-
Deficit accumulated during the exploration stage	-	(1,630)	(1,630)

STATEMENT OF CASH FLOWS
Net Loss	-	(1,630)	(1,630)
Accounts Payable		1,630	1,630
Proceeds of common stock	9,500	(9,500)	-
Subscription Receivable	(9,500)	9,500	-

NOTE 8 – SUBSEQUENT EVENTS

Company has evaluated subsequent events up to and including the issuance date of these statements, and no such events have occurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the next 12 months after this registration statement becomes effective the company must (a) raise capital, (b) identify several specific, high growth technology markets, (c) identify qualified institutional customers who require commercial applications of these technologies, (d) identify and sign revenue sharing agreements with clients who are capable of providing these commercial applications in the form of patentable inventions, products, techniques or processes, (e) start the process of preparing and filing our initial patent applications and finally (f) enter licensing agreements with our first customers.

 The company intends to hire an independent third party patent consultant to perform all aspects pertaining to the filing of its clients’ patent applications and commission sales staff to identify institutional customers who are seeking our patented technologies and enter licensing agreements with them. We also expect to hire an independent consultant to develop our web site and computer systems within 60 days after the termination of the sale of shares through this registration statement.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons. Their inability to provide these services could have a material adverse effect upon the results of our operations and financial condition.

Up to this moment, we are still searching electable companies or individual consultants to perform these services. We intend to have a very strict selection phase before choosing the right partners to compose our operation.

We would be looking to hire professionals such as attorneys that specialize in filing patents and business consultants that specialize in certain fields and industries that are related to the products we are considering sponsoring. Industry professionals would be able to give our firm a better educated opinion of the market feasibility of a product. Attorneys, engineers, business consultants, and marketing specialist would simply charge a fee for their services that the Company would pay; these services would make up a part of the services our firm would offer to potential clients besides financial assistance. It is possible in some circumstances that our professional third party consultants may be interested in offering their services for a percentage ownership in the product or service we have presented them with.

The company anticipates qualifying its first clients and signing revenue sharing exclusivity agreements with them within 120 days after the termination of the sale of shares through this registration statement.. The company expects to start the process of filing its first patent applications within 180 days after the termination of the sale of shares through this registration statement.

Concurrently with the filing of our first patent applications, we plan on hire a commission sales person with experience in the technology transfer and sales industry to begin the sales and marketing of our technology licenses. We anticipate that we may be able to hire this commission sales person within approximately 270 days of after the termination of the sale of shares through this registration statement. The company anticipates that our sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. We anticipate that we may sign our first licensing agreements within 360 days after the termination of the sale of shares through this registration statement.

If we can develop a portfolio of commercially valuable patents and we receive a positive reaction from our potential customers, we will attempt to raise money through a private placement, public offering or through loans to finance additional patent applications.

At present, our sole officer and director is unwilling to make any commitment to loan us any funds, but may reconsider if we source desirable products at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our patent development or licensing efforts because we don’t have enough money, we will cease our patent filing and licensing operations until we raise money. Attempting to raise capital after failing in any phase of our business plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

If we are only able to sell 25% of the shares offered, we will have limited resources and only $3,000 to spend on ‘trade show attendance’. The ideal expected amount to be used for trade show attendance is $39,000. There is no guarantee that even the ideal amount would allow us to develop and establish a profitable business. The limited resources from the lowest presented sale scenario (25%) would definitely diminish our options resulting in a much harder scenario to develop our plan of operation. The company believes that it is possible to make an effort in order to initiate its operations in the low number of shares sold scenario, but compromising our planned use of proceeds (see page 17). For example, we would not be able to attend as many Trade Shows as if we sold 100% of the offered shares and the amount of services that we could hire from third parties would be very limited, which could lower our chances of success.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the vetting our initial clients. As outlined above, the company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Results of Operations

For the period from inception through December 31, 2010, we had no revenue. Expenses for the period totaled ($40,787) resulting in a Net loss of ($40,787).

We did not generate any revenue during the fiscal year ended December 31, 2010.  As of the fiscal year ended December 31, 2010 we had $449 of cash on hand in the bank. We incurred operating expenses in the amount of $15,660 in the fiscal year ended December 31, 2010. These operating expenses were comprised of professional and state agent fees and general expenses.   In the fiscal year ended December 31, 2009 we had $23,497 in operating expenses and since inception the amount was of $40,787.

Capital Resources and Liquidity

As of December 31, 2010 we had $449 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

The Company estimates $30,000 the minimum amount of capital needed to initiate its business plan over the next 12 months. Patents Professional currently spends on accounting, edgarizing and filings approximately $2,000 per quarter. The Company feel if it can contractually tie up favorable patentable products that subsequent financing through private places, or loans could be achieved.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Yomoguita has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

On August 3, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On the same date, August 3, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant's new independent registered public account firm.

On August 27, 2009, PCAOB revoked the registration of Moore and Associates Chartered (“Moore”) because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10-b thereunder, and noncooperation with a Board investigation.

The Board of Directors of the Registrant and the Registrant's Audit Committee approved the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form S-1 for the fiscal year ended December 31 a going concern qualification in the registrant's audited financial statements.

During the registrant's last recent fiscal year and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

On August 3, 2009 the registrant engaged Seale and Beers, CPAs as its independent accountant. During the last fiscal year and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company was unable to obtain an Exhibit 16 letter from Moore regarding its concurrence or disagreement with the statements made by the registrant in the current report concerning the resignation or dismissal as Patents Professional principal account.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Wagner Massao Yomoguita	49	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. Wagner Massao Yomoguita holds a bachelor’s degree in Engineering from FEI (Industrial Engineering University – Sao Paulo, Brazil).

He had worked in the car industry in Japan for two years and after that, he came back to Brazil and managed a restaurant in Sao Paulo, partially owned by him.

For the last 8 years he has been working in his own business, dealing with products trading (importation/ exportation).

Mr. Yomoguita has a Customs Clearance company, he issues all the needed documents for his Brazilian customer’s companies for the import and export all kinds of products as per example glasses, fabrics, paints, electronic and agricultural equipments.

Mr. Yomoguita has proven to be a successful entrepreneur with multiple start up businesses including a restaurant and import/customs clearance business. He has an engineering degree which will give Mr. Yomoguita an insight as to the functionality and market feasibility of various products that have a high degree of engineering. Mr. Yomoguita’s import business does give him experience in some types of products that businesses and consumers may wish to purchase. Over the past eight years Mr. Yomoguita has imported hundreds of different products for the Brazilian Market place. Experience, education and entrepreneurship is what make the company feel that Mr. Yomoguita is a suitable director, president and CEO.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Yomoguita other business interests and his involvement in Patents Professional.

EXECUTIVE COMPENSATION

Patents Professional has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (December 17, 2008) through December 31, 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wagner Massao Yomoguita President	2008 2009 and 2010	0	0	0	0	0	0	0	0

We did not pay any salaries in 2008, 2009 and 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Wagner Massao Yomoguita	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Patents Professional has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Patents Professional may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (December 17, 2008) through December 31, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wagner Massao Yomoguita	0	0	0	0	0	0	0

At this time, Patents Professional has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Wagner Massao Yomoguita, Rua Carlos Maria Della Paolera, 573, Sao Paulo, SP, Brazil	9,500,000	100%	70.4%	77.8%	85.2%	92.6%

	All Officers and Directors as a Group (1 person)	9,500,000	100%	70.4%	77.8%	85.2%	92.6%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Yomoguita is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 20, 2009, we issued a total of 9,500,000 shares of common stock to Mr. Wagner Massao Yomoguita, our sole officer and director, for total cash consideration of $9,500. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$5,300.00
SEC Filing Fee	$6.70
Printing	$200.00
Transfer Agent	$1,500.00
TOTAL	$7,006.70

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Patents Professional is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

January 20, 2009

We have issued 9,500,000 common shares to our sole officer and director for total consideration of $9,500, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

*Articles of Incorporation of Patents Professional, Inc., dated December 17, 2008.

Exhibit 3(ii)

*Bylaws of Patents Professional, Inc. approved and adopted on December 17, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, dated March 21, 2011, regarding the legality of the securities being registered.

Exhibit 23

Consent of Seale & Beers, CPA’s, PCAOB & CPAB registered auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107, dated March 18, 2011, regarding the use in this Registration Statement of their report of the auditors and financial statements of Patents Professional, Inc. as of December 31, 2010.

*

** Previously filed in S1 June 17, 2009

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sao Paulo, State of Sao Paulo, on this  22nd   day of March, 2011.

Patents Professional, Inc.

/s/ Wagner Massao Yomoguita

Wagner Massao Yomoguita

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Wagner Massao Yomoguita

Wagner Massao Yomoguita

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

March 22, 2011